UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The employment agreement for Stephen Berman, our President, Chief Executive Officer and Chief Operating Officer, provides, inter alia, that for each fiscal year between 2005 through 2010, his bonus will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors before the end of the Company’s first fiscal quarter.  This bonus is paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan (the “Plan”).  The criteria for the 2010 bonuses has been set by the Compensation Committee on March 31, 2010 as follows:

The percentage set forth on the following table, which corresponds to our Adjusted Earnings Per Share (“EPS”) (as defined below) for fiscal 2010, multiplied by Mr. Berman’s base salary in 2010:

Adjusted EPS $	Bonus Equals % of Salary
1.17	20%

1.20	30%

1.23	40%

1.26	50%

1.30	75%

1.33	100%

1.36	130%

1.39	150%

1.42	160%

1.46	180%

1.50	200%

The term “Adjusted EPS” means the net income per share of the Company’s common stock, calculated on a fully-diluted basis as determined by our then current auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Company’s 2002 Stock Award and Incentive Plan, and such determination by the auditors, absent manifest error, as adjusted by the Compensation Committee, will be conclusive and binding upon the Committee and each executive. In determining Adjusted EPS the effects of the accounting treatment of Jack Friedman's retirement compensation and currency fluctuations will be eliminated, and the Adjusted EPS growth targets assume that the minimum aggregate bonuses in cash, shares of stock, options or other equity awards awarded to employees other than Mr. Berman will equal at least $1,200,000 in calculating the $1.17 Adjusted EPS target and at least $2,000,000 in calculating the Adjusted EPS growth targets that equal or exceed $1.33. The Compensation Committee also reserves the right to modify the bonus targets and bonus amounts in the exercise of its negative discretion to take account of any new acquisitions that are concluded in 2010, changes in the outstanding shares used to calculate the Company’s Adjusted EPS resulting stock repurchases by the Company and redemption of the Company’s senior convertible notes due in 2023, the amount of bonuses awarded to employees, or as otherwise determined by the Committee.

The foregoing is only a summary of certain of the terms of our employment agreement with the named executive.  For a complete description, a copy of such agreement is annexed herein in its entirety as an exhibit or is otherwise incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of March 26, 2003(1)

(1)           Filed on March 31, 2003 as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: July 29, 2010	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO